SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 of 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2004

NMS Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation or Organization)

0-23282	04-2814586
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crossing Boulevard, Framingham, Massachusetts 01702
(Address of Principal Executive Offices) (Zip Code)

(508) 271-1000
(Registrant’s telephone number, including area code)

ITEM 5.  OTHER MATERIALLY IMPORTANT EVENTS

NMS Communications Corporation (the “Company”) has been advised that Robert P. Schechter, CEO, President and Chairman of the Board, has entered into a plan for selling shares of the Company’s common stock (“Sales Plan”). The Sales Plan is intended to qualify under Rule10b5-1 under the Securities Exchange Act of 1934, which specifically contemplates and establishes certain legal benefits for persons who establish such plans.

Under the Sales Plan, beginning June 12, 2004, 57,727 shares of the Company’s shares will be sold during each month pursuant to Rule 144, subject to price and order limitations. The Sales Plan expires December 31, 2004. The shares which will be sold under this plan will be acquired by the exercise of a non-statutory stock option, which would otherwise expire in April 2005 and represent approximately 30% of total outstanding shares and vested but unexercised option shares held by Mr. Schechter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NMS COMMUNICATIONS CORPORATION

May 10, 2004	By:	/s/ ROBERT P. SCHECHTER
		Name:	Robert P. Schechter
		Title:	President, Chief Executive
Officer and Chairman of the Board of Directors

May 10, 2004	By:	/s/ WILLIAM B. GERRAUGHTY, JR.
		Name:	William B. Gerraughty, Jr.
		Title:	Senior Vice President of Finance,
Chief Financial Officer and Treasurer